                                  EXHIBIT 99.1

                               DISTRIBUTION REPORT
                                       FOR
                        PREFERREDPLUS TRUST SERIES MSD-1

                                DISTRIBUTION DATE
                                 OCTOBER 2, 2006
                         CLASS A CUSIP NUMBER 740434733
                         CLASS B CUSIP NUMBER 740434725

         (i) the amounts received by the Trustee as of the last such statement in respect of principal, interest and premium on the Morgan Stanley 7.25% Notes due 2032 (the "Underlying Securities"):

                             Interest:                       $3,443,750.00
                             Principal:                               0.00
                             Premium:                                 0.00

         (ii) the amounts of compensation received by the Trustee, for the period relating to such Distribution Date:

                             Paid by the Trust:                      $0.00
                             Paid by the Depositor:              $1,000.00

         (iii) the amount of distribution on such Distribution Date to Holders allocable to principal of and premium, if any, and interest on the Certificates of each such Class and the amount of aggregate unpaid interest accrued as of such Distribution
                  Date:

                           Class A:
                             Interest:                       $3,348,750.00
                             Principal:                              $0.00

                             Unpaid Interest Accrued:                $0.00


                           Class B:
                              Interest:                         $95,000.00
                              Principal:                             $0.00

                              Unpaid Interest Accrued:               $0.00

         (iv) the aggregate stated principal amount and, if applicable, notional amount of the Underlying Securities related to such Series, the current interest rate or rates thereon at the close of business on such Distribution Date, and the current rating assigned to the Certificates.

                              Principal Amount:                $95,000,000
                              Interest Rate:                   7.25%
                              Rating:
                                     Moody's Investor Service                Aa3
                                     Standard & Poor's Rating Service         A+

         (v) the aggregate Certificate Principal Balance (or Notional Amount, if applicable) of each Class of such Series at the close of business on such Distribution Date.

                              Class A: ($25 Stated Amount)
                              Initial Principal Balance:       $95,000,000
                              Reduction:                                (0)
                                                               ------------
                              Principal Balance 10/02/06:       $95,000,000



                              Class B: ($25 Principal Notional Amount)
                              Initial Principal Balance:       $95,000,000
                              Reduction:                                (0)
                                                               ------------
                              Principal Balance 10/02/06:      $95,000,000